                                                                       EXHIBIT 6

                            SPECIALTY CATALOG CORP.
                            -----------------------


                             STOCK OPTION AGREEMENT



          Grant made as of this 13th day of August, 1996, by SPECIALTY CATALOG CORP., a Delaware corporation, having its office at 21 Bristol Drive, South Easton, Massachusetts 02795 (hereinafter called the "Corporation") to STEVEN L. BOCK (the "Employee").

          WHEREAS, the Employee is a valuable and trusted employee and the Corporation considers it desirable and in its best interests that it provide Employee with an inducement to acquire further proprietary interests in the Corporation;

          NOW, THEREFORE, in consideration of the premises, it is agreed between the parties as follows:

          FIRST:  Subject to all of the provisions hereinafter set forth, the
          -----
Corporation grants to Employee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 75,000 shares of common stock of the Corporation, par value $.01 per share (the "Shares") (after giving effect to a 325.51 to 1 stock split scheduled to occur prior to the initial public offering of the Corporation's Common Stock), at a price of $5.33 per share ("Option Price") (such number being subject to adjustment as provided in Paragraph Fifth hereof) upon such terms and conditions as hereinafter set forth.

          SECOND:  The Option may be exercised by the Employee with respect to
          ------
the Shares as follows, subject to Mr. Bock's Employment Agreement dated October 11, 1996, and to the acceleration provisions and the forfeiture provisions as provided therein (the "Employment Agreement"):


                             Percentage
                             Exercisable of     Exercise
Vesting Date:            Total Option Grant   Price Per Share
-------------            -------------------  ---------------

October 17, 1997         20% (15,000 Shares)        $5.33
October 17, 1998         20% (15,000 Shares)        $5.33
October 17, 1999         20% (15,000 Shares)        $5.33
October 17, 2000         20% (15,000 Shares)        $5.33
October 17, 2001         20% (15,000 Shares)        $5.33


            THIRD: The term of the Option shall be for a period of ten years and
            -----
shall expire at 12:01 a.m., August 13, 2006. The Option may be exercised as to any part or all of the Shares which shall have vested in accordance with Paragraph SECOND, provided, however, that the Option may not be exercised as to
          ------
less than one hundred (100) shares at any one time (or the remaining shares then purchasable under the Option if the same be less than one hundred (100) shares). The Option is subject to the terms and conditions of the Employment Agreement and to the extent anything herein shall be inconsistent with the Employment Agreement, the Employment Agreement shall be controlling.

          FOURTH:  The Option herein granted may not be assigned, transferred,
          ------
pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process, whether by operation of law or otherwise, except under and pursuant to the last will and testament of employee or the applicable laws of descent and distribution. The Option may be exercised during the lifetime of the Employee only by him or her except as otherwise provided in Paragraph SIXTH hereof. The granting of the Option herein granted to Employee
          -----
shall not in any way be deemed to confer upon him or her any right to continuation of employment by the Corporation, or any subsidiary of the Corporation, nor shall it in any way interfere with or affect the right of the Corporation or any subsidiary of the Corporation who shall be the employer of Employee, to terminate Employee's employment.

          FIFTH:  (a)  If all or any portion of the Option shall be exercised
          -----
subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation or other like change in the capital structure of the Corporation, occurring after the date hereof, the Board of Directors shall make such adjustment to each outstanding Option that it, in its sole discretion, deems appropriate; provided, however, that no fractional share will be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time.

          (b)  Any Employee, who is subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), shall comply with all applicable requirements of the Exchange Act and all other applicable securities laws.

          SIXTH:  The granting of this Option is subject to Employee's agreement
          -----
that any purchase of the shares which are the subject hereof shall be for investment and not with any view to or present intention to resell the same, except pursuant to a registered public offering. Employee acknowledges that unless and until the Shares underlying the Option are registered under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on a form which is applicable for the resale of the Shares by the Employee or proper exemption from the 1933 Act, the Shares issued on exercise of this Option may not be sold or otherwise transferred, except pursuant to an applicable exemption from the registration requirements of the 1933 Act, and, if requested by the Corporation, pursuant to an opinion of counsel reasonably satisfactory to the Corporation. The Employee further agrees that certificates evidencing shares purchased upon exercise of the option shall bear a legend, in form satisfactory to counsel for the Corporation, referring to the restrictions on disposition of the Shares under the 1933 Act.

          SEVENTH:  The Option may be exercised by the delivery of written
          -------
notice of such exercise to the Corporation, at 21 Bristol Drive, South Easton, Massachusetts 02375, or such other address as designated by the Corporation. Such notice shall state an intention to exercise the Option, the number of shares in respect of which it is being exercised, and shall be signed by the person or persons exercising the Option. Such notice shall be accompanied by the full purchase price of such shares, which payment shall be in cash, certified check, the tender of shares of the Corporation's stock (valued at the fair market value of the stock as of the date of tender) or the tender of vested but unexercised options (valued at the difference between the Option Price and the fair market value of the shares underlying the tendered options). The Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice is received. The certificates for the shares as to which the Option shall have been exercised shall be registered in the name of the person or persons exercising the Option and shall be delivered as provided above to or upon the written order of such person and the Corporation shall deliver to the Employee a replacement Option for any remaining Options, if any.

          EIGHTH:  Upon exercise of the Options granted hereby, or upon sale of
          ------
the shares purchased upon exercise of the Options, as the case may be, the Corporation shall have the right to require the Employee to remit to the Corporation or, in lieu thereof, the Corporation may deduct, an amount of shares or cash sufficient to satisfy federal, state or local withholding tax requirements, if any, prior to the delivery of any certificate for such shares or thereafter, as appropriate.

          NINTH:  As used herein, the terms "subsidiary" or "subsidiaries" shall
          -----
mean any present or future corporation which would be a "subsidiary corporation" of the Corporation as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as now or hereafter amended.

          TENTH:  This Agreement contains the sole and entire Option Grant and
          -----
may not be changed, varied, amended or modified, except by an instrument in writing duly executed by the Corporation.


                                 SPECIALTY CATALOG CORP.:


                                 BY: -------------------------------
                                        NAME:
                                        TITLE: DIRECTOR

          I hereby accept the Option granted above in accordance with and subject to the terms and conditions of the Option Agreement set forth above, and agree to be bound thereby.

Date Accepted: _____________, 199___


_______________________________
Employee


Social Security Number:_________________________